Exhibit 16.1

Officer of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C.  20549

Gentlemen:

      We have read Item 4 included in the Form 8-K dated August 24, 2004 of Sepctre Industries, Inc. (Commission file no. 000-30573) filed with the Securities and Exchange Commission and are in agreement with the statement contained therein. We are not in a position to agree or disagree with the disclosures regarding Weinberg & Company, P.A


Very truly yours,

HJ & Associates, LLC
Salt Lake City, Utah
August 24, 2004


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